UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION



	Washington, D.C.  20549
	________________________________________



	FORM 8-K



CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) October 26, 1999


THE MONTANA POWER COMPANY
(Exact name of registrant as specified in its charter)



		Montana		1-4566		     81-0170530
(State or other jurisdiction	(Commission		   (IRS Employer
	of incorporation)	File Number)		 Identification No.)



40 East Broadway, Butte, Montana 59701
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (406) 723-5421

Exhibit Index is found on page 11.

ITEM 5.  Other Events.

Financial Results


THIRD QUARTER 1999 COMPARED WITH THIRD QUARTER 1998

Consolidated net income was $0.26 per share in the third quarter compared with third quarter 1998 consolidated net income of $0.33 per share (adjusted for the two-for-one stock split effective August 6, 1999). A contract settlement in the third quarter 1998 increased nonutility earnings for that quarter by approximately $0.07 per share (after taxes and adjusted for the two-for-one stock split effective August 6, 1999). Utility earnings for the third quarter were $0.01 per share versus third quarter 1998 utility earnings of $0.10 per share. Nonutility earnings for the third quarter increased $0.02 per share to $0.25 per share, compared with nonutility earnings of $0.23 per share for the third quarter 1998.

Utility earnings decreased during the third quarter 1999 versus third quarter 1998 mainly because of increased expenses, primarily in electric utility operations. As discussed below, nearly $3,000,000 of the electric utility's increased expenses were the result of information system implementation costs.

	Every nonutility business contributed to that sector's strong third quarter 1999 operating performance. Specifically, as compared with the third quarter 1998, income from coal operations and income from oil and natural gas operations increased. Third quarter 1999 results for independent power operations decreased as compared with the same period in 1998 due to a contract settlement that had a material favorable effect on third quarter 1998 results. Our growing telecommunications business again contributed solid earnings.


Electric Utility and Natural Gas Utility

Income from electric utility operations for the third quarter 1999 decreased approximately $12,800,000 compared with income from operations for the third quarter 1998. Income from natural gas utility operations for the third quarter 1999 decreased approximately $1,100,000 compared with the third quarter 1998.

Electric Utility

	Revenues from electric utility operations decreased approximately $2,500,000 partly because a number of industrial customers chose other commodity suppliers, reflecting our ongoing exit from the electric-generation business. This exercise of choice began in July 1998 in accordance with the Montana Electric Industry Restructuring and Customer Choice Act passed in 1997 (Electric Act). Despite lower prices in the secondary markets, increased sales of surplus power in these markets - and the associated transmission revenues - reduced the effects of the overall decreased revenues.

Before July 1, 1998, the utility bought and sold electricity in the secondary markets. Beginning July 1, 1998, our nonutility began to perform this activity for the utility. As a result, we reflect revenues earned from the transmission of electricity sold in the secondary markets in the "intersegment" line of the segmented schedule of revenues and expenses.

Power-supply expenses increased approximately $1,100,000 primarily due to increased steam maintenance and generation costs. The utility's discontinuance of secondary purchases partially offset these increases.

Transmission and distribution expenses increased approximately
$2,100,000 primarily because of an increase in wheeling costs from transmitting the sales of surplus power to markets outside our transmission area. As mentioned above, transmission revenues associated with the sales of surplus power also have increased.

Selling, general, and administrative expenses increased approximately $5,900,000 mainly because of the following items:

? Costs of approximately $1,500,000 incurred to train staff and to adapt business processes to implement a new Enterprise Resource-Planning (ERP) information system and similar costs of approximately $1,300,000 for a new Enterprise Customer-Care (E-CIS) information system. The ERP system will provide future benefits through better coordination and management of our information resources. We expect the electric utility to incur approximately $500,000 in expense in the fourth quarter 1999 and approximately $1,000,000 of expense in 2000 as we continue to implement the ERP system, and we expect to have fully implemented the system by September 2000. We implemented the E-CIS system in September 1999. It is Y2K-ready and will provide future benefits by allowing us to better manage our transition to customer choice of energy supply;

? Approximately $1,700,000 relating to energy efficiency and public-purpose programs in compliance with the Universal System Benefits Charge (USBC) requirements of the Electric Act. In accordance with the Electric Act, we collect the costs associated with the energy efficiency and public-purpose programs through a separate component of rates;

? An increase of approximately $550,000 in rent expense for our automated meter-reading equipment;

? An increase of approximately $600,000 in incentive compensation accruals; and

? Increases in other administrative costs of approximately $1,450,000 were essentially offset by reduced pension-trust payments of approximately $1,200,000.

Taxes other than income taxes and depreciation expense increased a total of approximately $1,100,000, representing increased investment in plant and higher property values.

	As required by the Electric Act, a rate moratorium was established for all customers pursuant to which rates cannot be increased, except under limited circumstances, until July 1, 2000. We expect to submit a filing with the Montana Public Service Commission (PSC) in the first half of 2000 to request increased rates as appropriate.

Natural Gas Utility

	Revenues from natural gas utility operations decreased approximately $700,000 mainly because of price and volume decreases. Expenses associated with natural gas utility operations increased a total of approximately $400,000. Costs for the ERP system of approximately $400,000 and the E-CIS system of approximately $450,000 were partially offset by other decreases in selling, general and administrative expenses.

	On August 12, 1999, we filed a natural gas rate case with the PSC that reflects a request for increased annual revenues of $15,400,000, with a proposed interim increase of $11,500,000. After commission review, an interim increase is expected to become effective before the end of the year and will remain in effect until the final order is received. The filing also proposes
(1) an alternative rate plan, (2) "trackers" to reflect property taxes and replacement facilities in rates on a more timely basis, (3) a change in the allocation of costs to customer classes, and (4) rate-design changes that include recovery of distribution charges through a fixed monthly system charge. We expect a decision on this filing, which represents our first transmission and distribution gas filing in a deregulated and customer-choice environment, before the end of the second quarter 2000.


Nonutility - Coal; Oil & Natural Gas; Independent Power Operations; Telecommunications; and Other

Nonutility financial results improved during the third quarter 1999 versus the third quarter 1998. Specifically, income from coal operations increased approximately $1,800,000, or 28%. Income from oil and natural gas operations increased approximately $3,600,000, or 85%. Income from independent power operations decreased approximately $14,400,000, but the decrease was attributable to the materially positive results of last year's third-quarter contract settlement between a power purchaser and an independent-power partnership in which Continental Energy Services was a partner. Finally, income from telecommunications operations increased approximately $2,800,000 mainly due to higher private-line revenues and revenues from dark-fiber sales.

Coal

Northwestern Resources' lignite revenues increased approximately
$5,600,000 because prices rose 26%, which more than offset a 5% decrease in volumes. Higher reimbursable mining costs accounted for the large price increase. Western Energy's revenues increased approximately $7,700,000 primarily because Western Energy paid approximately $7,900,000 in one-time refunds in the third quarter 1998 to the owners of Colstrip Units 3 and 4 to settle contract disputes.

Operations and maintenance expense increased due to higher (1)
royalties, (2) reclamation costs, (3) equipment rental costs, and (4) overburden stripping costs. Taxes other than income rose due to the increased revenue received for lignite and coal sold in 1999 and a property tax refund received at the Jewett Mine in the third quarter of 1998.

Oil & Natural Gas

	Increased income from oil and natural gas operations resulted from higher oil and natural gas prices and increased natural gas volumes sold. These increases more than offset decreases in oil volumes sold.

Independent Power Operations

Continental Energy Services continues to benefit from higher revenues in generating projects in which it holds equity interests, with revenues increasing approximately $1,600,000 mainly as a result of improved operations. Continental Energy Services also received additional proceeds of approximately $450,000 in the third quarter 1999 relating to the third quarter 1998 contract settlement between a power purchaser and one of Continental Energy Services' independent-power investments. Revenues from unconsolidated investments decreased approximately $15,300,000 mainly because of two events: (1) the third-quarter 1998 revenues resulting from the contract settlement, and (2) the loss of revenues as a result of the fourth quarter 1998 sale of a project in which Continental Energy Services was a partner. Operations and maintenance expense increased because, in the third quarter 1998, Continental Energy Services capitalized previously expensed project-development costs, which reduced third quarter 1998 operations and maintenance expense.

Amortization expense decreased approximately $5,100,000 as a result of the recognition of amortization expense in the third quarter 1998 associated with the contract settlement discussed above.

Telecommunications

In January 1999, a Touch America customer exercised an option and made a $257,000,000 prepayment of all amounts due for the remaining twelve-year initial term of a capacity agreement. The amount of the prepayment was discounted for early payment and results in approximately $24,000,000 less in annual operating revenues than we would have realized had the customer not exercised its option. As a result, private-line revenues (revenues from sales on Touch America's fiber-optic network) under that contract for the third quarter 1999 were approximately $6,000,000 less than they would have been without the prepayment.

Revenues from dark-fiber sales were approximately $7,000,000 higher compared with the same period in 1998 because Touch America recognized approximately $8,000,000 in dark-fiber revenues from existing agreements during the third quarter 1999. Touch America also expects dark-fiber sales in the fourth quarter from other agreements under negotiation. With recent interpretations issued by the Financial Accounting Standards Board, we are evaluating how to properly account for these future sales.

After adjusting private-line revenues for the accounting effects of the prepayment and excluding the dark-fiber sales revenues, revenues from telecommunications operations increased approximately $3,200,000. The increase in operating revenues, after the above adjustments, principally consists of several elements. First, it reflects increased private-line revenues of approximately $2,000,000 due to higher sales of fiber capacity. Second, long-distance revenues increased approximately $900,000 as a result of
(1) long-distance customer and minute sales, and (2) internet-service revenues resulting from customer growth.

Operations and maintenance expense increased approximately $1,000,000.
The increased expense is attributable chiefly to increased private-line and long-distance sales.

Interest Expense and Other Income

The use of the funds received from the prepayment referred to above contributed to decreased interest expense. The increase in other income of approximately $1,300,000 is largely attributable to increased intersegment interest income earned on loans from nonutility operations to utility operations.

	Income Taxes

	Due to an estimated lower effective tax rate for 1999, we reduced income tax expense for the third quarter.


YEAR-TO-DATE 1999 COMPARED WITH YEAR-TO-DATE 1998

	Year-to-date earnings through September 30, 1999 were $0.78 per share, compared with year-to-date earnings through September 30, 1998 of $0.84 per share (adjusted for the two-for-one stock split effective August 6, 1999). The 1999 year-to-date $0.78 per share consists of (1) utility earnings of $0.19 per share (down from $0.32 per share for the nine months ended September 30, 1998), and (2) nonutility earnings of $0.59 per share, up $0.07 from the $0.52 per share for the nine months ended September 30, 1998. Although 1999 year-to-date earnings are down when compared with 1998 year-to-date earnings, strong operating performance from all nonutility businesses contributed to overall improvement in that sector of our business.


Electric Utility and Natural Gas Utility

Income from electric utility operations for the nine months ended
September 30, 1999, decreased approximately $13,700,000 compared with income from operations for the nine months ended September 30, 1998. Income from natural gas utility operations for the nine months ended September 30, 1999, compared with the nine months ended September 30, 1998, decreased approximately $600,000.

	Electric Utility

Revenues from electric utility operations increased approximately
$4,200,000 compared with year-to-date 1998. Although industrial customers continue to choose other commodity suppliers - through the exercise of choice, which began in July 1998 in accordance with the Electric Act - sales of surplus power in the secondary markets increased, even though prices were down slightly compared with year-to-date 1998. These increased sales also contributed to increased transmission revenues.

As mentioned in the discussion of the third quarter above, the utility bought and sold electricity in the secondary markets before July 1, 1998. Beginning July 1, 1998, the nonutility now performs this activity. As a result, we reflect revenues earned from the transmission of electricity sold in the secondary markets in the "intersegment" line of the segmented schedule of revenues and expenses.

Expenses associated with electric utility operations increased approximately $18,000,000 compared to the nine months ended September 30, 1998. These expenses (power supply expenses up approximately $1,500,000; transmission and distribution wheeling expenses up approximately $7,400,000; selling, general, and administrative up approximately $6,000,000; and property taxes and depreciation up approximately $3,100,000) increased for essentially the same reasons mentioned in the discussion of the third quarter.

	Natural Gas Utility

Revenues increased $1,700,000 mainly because of higher transportation revenues, customer growth, and increased prices to recover gas-supply costs. Selling, general, and administrative costs increased approximately $700,000 primarily because of expensed costs for implementing both the ERP system and the E-CIS system, as discussed above.

As discussed above, we have filed a rate case requesting increased revenues. We expect a decision from the PSC before the end of the second quarter 2000.

	Income Taxes

	Income taxes increased year-to-date due to accelerated recognition of tax credits in the first quarter 1998 as authorized by the PSC.


Nonutility - Coal; Oil and Natural Gas; Independent Power Operations; Telecommunications; and Other

Nonutility financial results improved for the nine months ended
September 30, 1999 versus year-to-date 1998. Income from coal operations was up approximately $2,100,000. Income from oil and natural gas operations increased approximately $4,400,000, or 49%. Income from independent power operations decreased approximately $8,100,000, but the decrease resulted from the third-quarter 1998 contract settlement and capitalization of previously expensed project-development costs mentioned in the discussion of the third quarter. The decrease of approximately $7,100,000 in income from telecommunications operations is a reflection of the effects of the capacity prepayment; as discussed below, telecommunications operations continued to grow and to contribute to earnings through its private-line, dark-fiber and long-distance businesses.

Coal

Northwestern Resources' lignite revenues increased approximately
$12,200,000 because prices improved 11% and volumes rose 3%. Higher reimbursable mining costs accounted for the price increase. Western Energy's revenues increased approximately $4,800,000. A nonrecurring second quarter 1999 refund of approximately $2,700,000 issued by Western Energy to one of its customers for final pit reclamation funds previously collected partially offset the revenue increase mentioned in the discussion of the third quarter.

Operations and maintenance expense increased due to higher (1) royalties, (2) equipment rental costs, and (3) overburden stripping costs. Taxes other than income rose due to the increased revenue received for lignite and coal sold in 1999 and a property tax refund received at the Jewett Mine in the third quarter of 1998. Western Energy's depreciation expense decreased approximately $1,700,000 primarily due to (1) additional depreciation recorded on idle equipment in the second quarter of 1998, and (2) equipment at the Rosebud Mine being fully depreciated late in the first quarter of 1998, resulting in lower depreciation expense in 1999.

Oil and Natural Gas

	Increased income from oil and natural gas operations resulted from higher oil and natural gas prices and increased natural gas volumes sold. These two events more than offset decreases in oil volumes sold.

Independent Power Operations

Continental Energy Services continues to benefit from higher revenues in generation projects in which it holds equity interests, with revenues increasing approximately $1,700,000 as a result of improved operations. Continental Energy Services also received additional proceeds of approximately $1,500,000 in 1999 relating to the third quarter 1998 contract settlement between a power purchaser and one of Continental Energy Services' independent-power partnerships. Revenues from unconsolidated investments decreased approximately $14,100,000 mainly because of the two events discussed above in the third quarter section. Amortization expense decreased approximately $5,900,000 because of the contract settlement discussed above.

Telecommunications

Private-line revenues for the nine months ended September 30, 1999, were approximately $17,000,000 less than they would have been without the prepayment mentioned in the discussion of the third quarter. Revenues from dark-fiber sales were approximately $3,400,000 higher compared with the same period in 1998. As stated above, Touch America also expects dark-fiber sales in the fourth quarter from other agreements under negotiation. With recent interpretations issued by the Financial Accounting Standards Board, we are evaluating how to properly account for these future sales.

After adjusting private-line revenues for the accounting effects of the prepayment and excluding the dark-fiber sales revenues, 1999 year-to-date revenues from telecommunications operations increased approximately 20% when compared with 1998 year-to-date revenues. With the same adjustments, 1999 year-to-date income from telecommunications operations increased approximately 22% versus 1998 year-to-date income from telecommunications operations.

The increase in operating revenues, after the above adjustments, consists of several elements. First, the increase reflects higher private-line revenues of approximately $6,000,000. These increased revenues are attributable to increased sales of fiber capacity. It also includes increased long-distance revenues, including internet-service and equipment-service revenues, of approximately $6,500,000. These revenues increased as a result of increased long-distance customer and minute sales and customer growth.

Private-line, equipment-service, and long-distance operations and maintenance expense increased approximately $5,900,000 chiefly as a result of increased sales. Taxes other than income taxes decreased approximately $1,500,000 primarily because of lower property taxes. In June 1999, we received state property tax assessed values for 1998 and 1999 and reviewed the amounts accrued for Touch America for the year. Based on this review, we released approximately $700,000 in June 1999, reducing 1999 property tax expense.

Interest Expense and Other Income

The use of the funds received from the prepayment contributed to decreased interest expense, and investment income earned on these funds accounted for $4,400,000 of the $7,300,000 increase in other income. The remaining increase is largely the result of increased intersegment interest income earned on loans from nonutility operations to utility operations.

	Income Taxes

	Due to an estimated lower effective tax rate for 1999, we reduced income tax expense.


TWELVE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED WITH TWELVE MONTHS ENDED SEPTEMBER 30, 1998

During the twelve months ended September 30, 1999, consolidated earnings were $1.41 per share. For the twelve months ended September 30, 1998, consolidated earnings were $1.30 per share (adjusted for the two-for-one stock split effective August 6, 1999). The $1.41 per share for the twelve months ended September 30, 1999, consists of (1) utility earnings of $0.34 per share (compared with $0.55 per share for the twelve months ended September 30, 1998), and (2) nonutility earnings of $1.07 per share, an increase of 43% compared with $0.75 per share for the twelve months ended September 30, 1998.

	This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, at Item 7, "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Safe Harbor for Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "expects," "believes," "anticipates" and similar expressions.

	On June 22, 1999, the Board of Directors approved, effective August 6, 1999, a two-for-one split of the Company's outstanding common stock to all shareholders of record on July 16, 1999. All 1998 earnings-per-share information has been adjusted for the split.

	For comparative purposes, the following table shows the breakdown of consolidated basic net income per share by principal business segment:


			Quarter Ended
			September 30,	September 30,
			    1999    	     1998*

	Utility Operations	$	0.01	$  0.10
	Nonutility Operations		0.25	   0.23
		Consolidated	$	0.26	$  0.33


			Nine Months Ended
			September 30,	September 30,
			    1999    	      1998*

	Utility Operations	$	0.19	$  0.32
	Nonutility Operations		0.59	   0.52
		Consolidated	$	0.78	$  0.84


			Twelve Months Ended
			September 30,	September 30,
			    1999    	        1998*

	Utility Operations	$	0.34	$  0.55
	Nonutility Operations		1.07	   0.75
		Consolidated	$	1.41	$  1.30



* Adjusted for the two-for-one stock split effective August 6, 1999.

ITEM 7.  Financial Statements and Exhibits.

99a	Preliminary Consolidated Statements of Income for the Quarters Ended
September 30, 1999 and 1998; Nine Months Ended September 30, 1999 and
1998; and Twelve Months Ended September 30, 1999 and 1998.

99b	Preliminary Utility Operations Schedule of Revenues and Expenses for the
Quarters Ended September 30, 1999 and 1998; Nine Months Ended
September 30, 1999 and 1998; and Twelve Months Ended September 30, 1999 and 1998.

99c	Preliminary Nonutility Operations Schedule of Revenues and Expenses for
the Quarters Ended September 30, 1999 and 1998; Nine Months Ended
September 30, 1999 and 1998; and Twelve Months Ended September 30, 1999 and 1998.

99d	Preliminary Operating Statistics for the Quarters Ended September 30,
1999 and 1998.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, a duly authorized signatory.


			THE MONTANA POWER COMPANY
		(Registrant)


		By 	/s/ J. P. Pederson
		J. P. Pederson
		Vice President and Chief
		  Financial Officer

Dated:  October 26, 1999

	Exhibit Index

Exhibit	Page

99a	Preliminary Consolidated Statements of Income for the Quarters
Ended September 30, 1999 and 1998; Nine Months Ended
September 30, 1999 and 1998; and Twelve Months Ended
September 30, 1999 and 1998.  	12

99b	Preliminary Utility Operations Schedule of Revenues and Expenses
for the Quarters Ended September 30, 1999 and 1998; Nine Months
Ended September 30, 1999 and 1998; and Twelve Months Ended
September 30, 1999 and 1998.  	13

99c	Preliminary Nonutility Operations Schedule of Revenues and
Expenses for the Quarters Ended September 30, 1999 and 1998;
Nine Months Ended September 30, 1999 and 1998; and Twelve Months
Ended September 30, 1999 and 1998.	14-15

99d	Preliminary Operating Statistics for the Quarters Ended
September 30, 1999 and 1998.  	16

Exhibit 99a

PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
The Montana Power Company and Subsidiaries

	  Quarter Ended   	Nine Months Ended	 12 Months Ended
	  September 30,  	  September 30,   	  September 30,
	  1999  	  1998	  1999  	  1998	  1999	  1998
	                 Thousands of Dollars
REVENUES		$335,977	$313,172	$967,246	$869,579	$	1,360,017	$1,163,001

EXPENSES:
  Operations		171,370	139,762	479,779	374,288	642,259	503,803
  Maintenance		21,971	20,738	61,918	60,724	82,259	77,273
  Selling, general, and
    administrative		36,072	26,284	100,245	89,222	139,765	122,866
  Taxes other than income taxes		25,519	22,256	76,625	72,582	100,224	94,499
  Depreciation, depletion, and
    amortization			27,600		31,285		82,955		86,072		111,149		112,637
		282,532		240,325		801,522		682,888		1,075,656		911,078

  INCOME FROM OPERATIONS		53,445	72,847	165,724	186,691	284,361	251,923

INTEREST EXPENSE AND OTHER:
  Interest		12,492	14,662	38,993	43,564	56,280	58,836
  Distributions on company obligated
    mandatorily redeemable preferred
    securities of subsidiary trust		1,373	1,373	4,119	4,119	5,492	5,492
  Other (income) deductions - net			120		(1,179)	  (6,375)		(3,026)	   (8,158)		(23,443)
			13,985		14,856	  36,737		44,657	   53,614		40,885

INCOME TAXES			10,248		21,188		40,702		46,813		72,063		64,386

NET INCOME		29,212	36,803	88,285	95,221	158,684	146,652
DIVIDENDS ON PREFERRED STOCK			923		923		2,768		2,768		3,690		3,690

NET INCOME AVAILABLE FOR
  COMMON STOCK		$	28,289	$	35,880	$	85,517	$	92,453	$	154,994	$	142,962

AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING - BASIC (000)		110,201	110,026*	110,177	109,914*	110,159	109,778*

BASIC EARNINGS PER SHARE OF
  COMMON STOCK	$	0.26	$	0.33*	$	0.78	$	0.84*	$	1.41	$	1.30*

AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING - DILUTED (000)		110,934	110,254*	110,984	110,083*	110,858	109,931*

DILUTED EARNINGS PER SHARE OF
COMMON STOCK	$	0.26	$	0.33*	$	0.77	$	0.84*	$	1.40	$	1.30*



* 1998 figures adjusted for the two-for-one stock split effective August 6, 1999.

Exhibit 99b

PRELIMINARY UTILITY OPERATIONS

	  Quarter Ended   	 Nine Months Ended	 12 Months Ended
	  September 30,  	  September 30,   	  September 30,
	  1999  	  1998	  1999  	  1998	  1999	  1998
	                 Thousands of Dollars
ELECTRIC UTILITY:
REVENUES:
  Revenues		$105,082	$	108,585	$327,059	$327,820	$449,959	$440,169
  Intersegment revenues			3,238		2,258		9,706		4,712		12,570		5,995
		108,320	110,843	336,765	332,532	462,529	446,164
EXPENSES:
  Power supply		29,306	28,242	98,871	97,405	139,261	139,877
  Transmission and distribution		12,011	9,913	34,419	27,036	47,186	36,208
  Selling, general, and
    administrative		16,885	10,953	44,448	38,393	59,081	51,428
  Taxes other than income taxes		12,526	11,764	37,815	35,936	48,195	44,698
  Depreciation and amortization			13,557		13,185		40,730		39,554		57,701		52,615
			84,285		74,057		256,283		238,324		351,424		324,826

  INCOME FROM ELECTRIC OPERATIONS		24,035	36,786	80,482	94,208	111,105	121,338

NATURAL GAS UTILITY:

REVENUES:
Revenues (other than including
  gas supply cost revenues)		10,374	11,330	51,995	51,364	75,745	84,080
Gas supply cost revenues		2,806	2,447	23,920	22,763	33,094	28,763
Intersegment revenues			112		179		448		531		696		680
		13,292	13,956	76,363	74,658	109,535	113,523
EXPENSES:
  Gas supply costs		2,806	2,447	23,920	22,763	33,094	28,763
  Other production, gathering, and
    exploration		516	398	1,650	1,557	2,380	2,799
  Transmission and distribution		3,206	3,651	10,509	11,091	14,974	14,942
  Selling, general, and
    administrative		5,090	4,786	15,621	14,877	20,925	19,886
  Taxes other than income taxes		3,230	3,251	10,500	9,953	14,631	13,137
  Depreciation, depletion, and
    amortization			2,320		2,207		6,960		6,614		9,051		9,186
			17,168		16,740		69,160		66,855		95,055		88,713

  INCOME FROM GAS OPERATIONS		(3,876)	(2,784)	7,203	7,803	14,480	24,810

INTEREST EXPENSE AND OTHER:
  Interest		14,789	13,570	43,669	40,695	59,332	54,778
  Distributions on company obligated
    mandatorily redeemable preferred
    securities of subsidiary trust		1,373	1,373	4,119	4,119	5,493	5,492
  Other (income) deductions - net			(228)		(1,138)		(2,545)		(1,932)		(4,286)	 (8,676)
			15,934		13,805		45,243		42,882		60,539		51,594

INCOME BEFORE INCOME TAXES		4,225	20,197	42,442	59,129	65,046	94,554

INCOME TAXES			2,620		8,344		19,289		21,462		24,386		30,411

DIVIDENDS ON PREFERRED STOCK			923		923		2,768		2,768		3,690		3,690

UTILITY NET INCOME AVAILABLE FOR
  COMMON STOCK		$	682	$	10,930	$	20,385	$	34,899	$	36,970	$	60,453

Exhibit 99c

PRELIMINARY NONUTILITY OPERATIONS

	  Quarter Ended   	 Nine Months Ended	 12 Months Ended
	  September 30,   	  September 30,   	  September 30,
	  1999  	  1998	  1999  	  1998	  1999	  1998
	                 Thousands of Dollars
COAL:
REVENUES:
  Revenues	$	52,589	$40,391	$	144,806	$128,869	$193,898	$174,240
  Intersegment revenues			9,783		8,645		29,523		28,501		39,818		38,793
		62,372	49,036	174,329	157,370	233,716	213,033
EXPENSES:
  Operations and maintenance		40,768	32,839	109,630	97,030	145,563	129,340
  Selling, general, and
    administrative		4,653	3,664	14,415	13,085	21,919	19,246
  Taxes other than income taxes		6,561	3,895	19,575	17,007	26,618	23,857
  Depreciation, depletion, and
    amortization			1,906		1,995		5,590		7,262		4,924		11,604
		53,888		42,393		149,210		134,384		199,024		184,047

  INCOME FROM COAL
     OPERATIONS		8,484	6,643	25,119	22,986	34,692	28,986

OIL AND NATURAL GAS:

REVENUES:
  Revenues 		96,922	63,823	242,476	155,273	308,519	204,300
  Intersegment revenues			4,551		3,763		12,863		13,396		17,449		16,286
		101,473	67,586	255,339	168,669	325,968	220,586
EXPENSES:
  Operations and maintenance		81,487	52,643	206,554	125,700	264,421	168,539
  Selling, general, and
    administrative		4,852	4,377	13,812	14,382	20,354	17,585
  Taxes other than income taxes		1,652	1,301	4,229	3,613	5,524	4,605
  Depreciation, depletion, and
    amortization			5,734		5,080		17,253		15,928		23,584		20,081
			93,725		63,401		241,848	159,623		313,883		210,810

  INCOME FROM OIL AND NATURAL
     GAS OPERATIONS		7,748	4,185	13,491	9,046	12,085	9,776

INDEPENDENT POWER:

REVENUES:
  Revenues		18,758	18,154	55,726	54,533	74,899	73,241
  Earnings from unconsolidated
    investments		5,565	20,829	15,029	29,180	70,801	36,221
  Intersegment Revenues			476		444		1,139		1,625		1,528		1,872
	24,799	39,427	71,894	85,338	147,228	111,334

EXPENSES:
  Operations and maintenance		16,523	12,068	48,434	47,909	60,961	64,472
  Selling, general, and
    administrative		1,221	873	3,032	3,028	4,750	4,226
  Taxes other than income taxes		465	464	1,384	1,363	1,788	1,763
  Depreciation, depletion, and
    amortization			781		5,857		2,342		8,229		3,117		9,089
		18,990		19,262		55,192		60,529		70,616		79,550

INCOME FROM INDEPENDENT POWER
  OPERATIONS		5,809	20,165	16,702	24,809	76,612	31,784

	Exhibit 99c

PRELIMINARY NONUTILITY OPERATIONS (continued)

	  Quarter Ended   	 Nine Months Ended	 12 Months Ended
	  September 30,   	  September 30,   	  September 30,
	  1999  	  1998	  1999  	  1998	  1999	  1998
	                 Thousands of Dollars

TELECOMMUNICATIONS:

REVENUES:
  Revenues		$	19,274	$	21,716	$60,403	$	63,924	$	84,225	$85,679
  Earnings from unconsolidated
    investments			8,167		1,229		10,267		6,873	14,304	7,253
  Intersegment Revenues			179		297		533		800		1,032		1,011
	27,620	23,242	71,203	71,597	99,561	93,943

EXPENSES:
  Operations and maintenance		8,015	7,025	25,843	19,937	33,017	26,134
  Selling, general, and
    administrative		3,217	2,483	8,887	8,089	12,970	11,301
  Taxes other than income taxes		907	1,315	2,332	3,874	2,081	5,597
  Depreciation, depletion, and
    amortization			2,292		2,035		6,816		5,284		8,621		6,737
		14,431		12,858		43,878		37,184		56,689		49,769

  INCOME FROM TELECOMMUNICATIONS
    OPERATIONS		13,189	10,384	27,325	34,413	42,872	44,174

OTHER OPERATIONS:

REVENUES:
  Revenues		16,440	24,668	35,565	28,980	54,572	28,005
  Intersegment revenues			455		206		1,456		770		1,669		2,917
		16,895	24,874	37,021	29,750	56,241	30,922
EXPENSES:
  Operations and maintenance		17,122	25,879	36,009	31,137	55,571	30,822
  Selling, general, and
    administrative		529	335	1,556	1,150	2,617	4,878
  Taxes other than income taxes		178	266	790	836	1,386	842
  Depreciation, depletion, and
    amortization			1,010		926		3,264		3,201		4,153		3,325
			18,839		27,406		41,619		36,324		63,727		39,867

  LOSS FROM OTHER OPERATIONS		(1,944)	(2,532)	(4,598)	(6,574)	(7,486)	(8,945)

INTEREST EXPENSE AND OTHER:
  Interest		729	2,448	4,087	7,037	8,470	9,407
  Other (income) deductions - net			(2,678)		(1,397)		(12,593)		(5,262)	(15,396)	(20,116)
			(1,949)		1,051		( 8,506)		1,775		( 6,926)	(10,709)

INCOME BEFORE INCOME TAXES		35,235	37,794	86,545	82,904	165,701	116,484

INCOME TAXES			7,628		12,844		21,413		25,350		47,677		33,975

NONUTILITY NET INCOME AVAILABLE
  FOR COMMON STOCK 			$27,607	$24,950		$65,132	$57,554	$118,024		$82,509

	Exhibit 99d

PRELIMINARY OPERATING STATISTICS

		Quarter Ended			Nine Months Ended
		September 30,			September 30,
	1999		1998	Change	%	1999	1998	Change	%
ELECTRIC UTILITY GENERATION (MWhs):
	Hydroelectric		931,895	1,019,814	(87,919)	(9)%	2,932,179	2,878,549	53,630	2 %
	Coal Fired			1,308,562		1,257,906	50,656		4 %		3,558,263	3,263,362		294,901		9 %
	Total		2,240,457	2,277,720	(37,263)	(2)%	6,490,442	6,141,911	348,531	6 %


HEATING DEGREE DAYS:		494	193	301	156%	4,875	4,693	182	4 %
		Normal	408		Normal		5,115


COAL SALES (thousand of tons):
	Montana		2,686	2,769	(83)	(3)%	7,759	7,819	(60)	(1)%
	Texas			2,405		2,530		(125)	(5)%		6,613		6,395		218		3 %
	Total		5,091	5,299	(208)	(4)%	14,372	14,214	  158	1 %


NONUTILITY OIL & GAS PRODUCTION SALES VOLUMES:
	Oil (Bbls)		125,184	139,442	(14,258)	(10%)	375,268	461,940	(86,672)	(19%)

	Natural Gas (Mcfs)		6,983,155	6,249,030	734,125	12%	20,718,255	19,133,313	1,584,942	8%

	N G Liquids (Bbls)			130,838		147,674		(16,836)		(11%)		383,678		461,189		(77,511)	(17%)




16